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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-A



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                -----------------


                            ODYSSEY HEALTHCARE, INC.
             (Exact name of registrant as specified in its charter)



          DELAWARE                                        43-1723043
(State of incorporation or                      (I.R.S. Employer Identification
        organization)                                       Number)




            717 N. HARWOOD
               SUITE 1500                                   75201
              DALLAS, TEXAS                               (Zip Code)
(Address of principal executive offices)



        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


                                      NONE

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instructions A.(c), check the following box. [ ]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

  SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:

                                    333-51522

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:


        Title of each class                      Name of each exchange on which
        to be so registered                      each class it so be registered
        -------------------                      ------------------------------
Common Stock, par value $0.001 per share             Nasdaq National Market



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1. Description of Registrant's Securities to be Registered

         For information with respect to the common stock, par value $0.001 per share (the "Common Stock"), of Odyssey HealthCare, Inc., a Delaware corporation (the "Company"), see the information under the caption "Description of Capital Stock" contained in the prospectus to be filed by the Company pursuant to Rule 424(b) and deemed a part of the Company's Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, on December 8, 2000, as such Registration Statement may be amended from time to time. The prospectus is deemed to be incorporated herein by reference. The Company has filed an application with respect to the Common Stock with, and delivered copies of the Registration Statement to, the Nasdaq National Market.

Item 2. Exhibits

         The following exhibits are incorporated by reference:

         3.1      Fifth Amended and Restated Certificate of Incorporation (1)

         3.2      Second Amended and Restated Bylaws (2)

         4.1      Form of Common Stock Certificate (3)

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(1)  Incorporated by reference to the Exhibit of the same number included in the
     Registrant's Amendment No. 2 to Registration Statement on Form S-1 (File
     No. 333-51522).

(2) Incorporated by reference to the Exhibit of the same number included in the Registrant's Registration Statement on Form S-1 (File No. 333-51522).

(3) Incorporated by reference to the Exhibit of the same number included in the Registrant's Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-51522).




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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       ODYSSEY HEALTHCARE, INC.



Date: October 23, 2001                 By: /s/ RICHARD R. BURNHAM
                                           ------------------------------------
                                           Richard R. Burnham
                                           President, Chief Executive Officer
                                           and Chairman of the Board





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